CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer International Equity Fund's (the "Fund") Class A, Class B and Class C Shares Prospectuses (in Post-Effective Amendment No. 14 to the Fund's Registration Statement) and Class Y Prospectus (in Post-Effective Amendment No. 14 to the Fund's Registration Statement) and "Independent Registered public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C and Class Y Shares Statement of Additional Information in Post-Effective Amendment No. 14 to the Fund's Registration Statement, and to the incorporation by reference, in Post-Effective Amendment No. 14, of our report, dated May 12, 2004, on the financial statements and financial highlights of Pioneer International Equity Fund in the Annual Report to the Shareowners for the year ended March 31, 2004, all of which are incorporated by reference in Post Effective Amendment No. 14 to the Fund's Registration Statement(Form N-1A, 1933 Nos. 333-09079).

                                                /s/ ERNST & YOUNG LLP


November 19, 2004
Boston, Massachusetts